UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia 30328
(Address of principal executive offices)
(855) 858-9794
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, CatchMark Timber Trust, Inc. (the “Company”) and CTT Employee, LLC, an indirect subsidiary of the Company (“CTT Employee”), entered into an amended and restated employment agreement with Brian M. Davis, the Company’s Chief Executive Officer and President (the “Employment Agreement”), which superseded the previous employment agreement between the Company and Mr. Davis, dated as of October 30, 2013, as amended on December 31, 2018 and December 19, 2019. Under the Employment Agreement, Mr. Davis will continue to serve as the Chief Executive Officer and President of the Company and as a member of the Company’s Board of Directors (the “Board”), subject to his election as a member of the Board for subsequent terms.

The terms of the Employment Agreement commenced on December 31, 2020 and will terminate on December 31, 2023, subject to one automatic one-year renewal period unless the Company or Mr. Davis provides notice to the other of intent not to renew the agreement. The Employment Agreement provides that CTT Employee will pay Mr. Davis a base salary of $500,000 per year, which amount will be reviewed annually by the Compensation Committee of the Board (the “Compensation Committee”) and may be increased, but not decreased, from year to year. The Employment Agreement further provides that Mr. Davis will be eligible to earn: (i) an annual performance-based cash bonus at a target of 60% of his base salary (with the target percentage being subject to increase, but not decrease, by the Compensation Committee in its discretion and the actual annual bonus amount earned for each year being subject to reasonable upward or downward adjustment by the Compensation Committee); and (ii) a long-term incentive plan target award of $925,000 (or such other amount as determined by the Compensation Committee each year in its sole discretion). In addition, CTT Employee will provide or pay for health benefits for Mr. Davis and his eligible dependents, and he will be entitled to participate in all savings and retirement plans and programs available to senior executives of the Company.

The Employment Agreement provide for certain severance benefits if Mr. Davis’s employment is terminated by the Company without cause or if Mr. Davis resigns for good reason, as follows:

i.a severance amount equal to (1) two times the sum of (x) Mr. Davis’s then-current base salary and (y) his target bonus for the calendar year in which the date of termination occurs, payable in installments over a 24-month period, or (2) if the termination occurs during the period commencing 120 days prior to a change in control and concluding on the one-year anniversary of a change in control, then three times the sum of (x) his then-current base salary and (y) his target bonus for the calendar year in which the date of termination occurs, payable in a single lump sum;

ii.any annual bonus earned but unpaid as of the date of termination for any completed calendar year, without any discretionary reduction by the Compensation Committee;

iii.a payment (without duplication of any payment of the annual bonus pursuant to the foregoing item) equal to the product of: (1) the annual bonus, if any, that Mr. Davis would have earned for the calendar year in which the date of termination occurs based on the degree to which the applicable Company-wide performance goals for such year are actually achieved, with any other performance goals deemed achieved at the target level, and without any discretionary reduction by the Compensation Committee; and (2) a fraction, the numerator of which is the number of days Mr. Davis was employed by the Company during the calendar year in which the date of termination occurs, and the denominator of which is 365, which amount will be paid on the date annual bonuses are paid to senior executive officers of the Company, but in no event later than March 15 of the following calendar year;

iv.monthly payments for 18 months equal to the excess of (i) the COBRA cost of group health benefits over (ii) the active employee rate for such coverage, except that CTT Employee’s obligation to provide this benefit will end if Mr. Davis becomes eligible to receive group health benefits under a program of a subsequent employer; and

v.any restrictions on Mr. Davis’s outstanding equity awards that expire based solely on his continuous service with the Company will expire and all of his outstanding equity awards that vest based on continuous service with the Company will immediately become fully vested, and, to the extent any equity awards held by Mr. Davis are or become exercisable as of the date of termination, such awards shall remain exercisable by Mr. Davis through the end of the maximum term of such award.

In order to receive the severance benefits, Mr. Davis must sign and not revoke a general release and materially comply with the restrictive covenants in the Employment Agreement. The Employment Agreement contains non-

competition, employee non-solicitation, customer non-solicitation, non-interference and non-disparagement covenants that apply during Mr. Davis’s employment and for two years after termination of his employment, as well as covenants regarding confidentiality and ownership of property.

In the event of Mr. Davis’s death or disability, he will receive (1) the bonus payments described under items (ii) and (iii) above, and (2) the benefits with respect to his outstanding equity awards described in item (v) above. In the event that the Mr. Davis’s employment with the Company terminates because the Employment Agreement is not renewed by the Company in accordance with its terms, provided that Mr. Davis signs and does not revoke a general release, Mr. Davis will receive (1) the bonus payments described under items (ii) and (iii) above, and (2) the monthly payments described under item (iv) above, and (3) the benefits with respect to his outstanding equity awards described in item (v) above. The Employment Agreement does not provide for any severance benefits in the event of Mr. Davis’s termination by the Company for cause or by Mr. Davis’s resignation without good reason.

The Employment Agreement provides that if any payments or benefits would be subject to the excise tax imposed on “parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Davis’s payments or benefits will either be delivered in full or will be limited to the maximum amount that could be paid without triggering the excise tax, whichever results in the receipt by Mr. Davis on an after-tax basis of the greatest amount of benefits.

The Employment Agreement further provides that the Company will indemnify and hold harmless Mr. Davis to the fullest extent permitted by applicable law if he is made a party to, or reasonably anticipates being made a party to, any proceeding by reason of, or in connection with, his service to the Company or any of its affiliates, and such indemnification will continue after his service to the Company and its affiliates has terminated. Mr. Davis will also be entitled to advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and charges) that he reasonably incurs in connection with any such proceeding or in connection with seeking to enforce his indemnification rights under the Employment Agreement, subject to repayment by Mr. Davis of any amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. In addition, the Employment Agreement provides that during the term of the agreement and for six years thereafter, Mr. Davis will be entitled to directors’ and officers’ liability insurance coverage that is no less favorable to Mr. Davis in any respect than the coverage then provided to any other present or former director or officer of the Company.

The Company has unconditionally guaranteed the prompt payment of all amounts due from CTT Employee, and the prompt performance of all other obligations of CTT Employee, under the Employment Agreement or any other arrangement plan, program, policy, practice, contract or agreement of the Company or any of its affiliates under which Mr. Davis is entitled or eligible to receive amounts or benefits.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated as of March 11, 2021, by and between CatchMark Timber Trust, Inc., CTT Employee, LLC and Brian M. Davis

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: March 17, 2021	By:	/s/ Lesley H. Solomon
Lesley H. Solomon General Counsel and Secretary